SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On June 17, 2019, we entered into a Broker Agreement (the “Agreement”) with the Carlin Group. Under the Agreement, the Carlin Group has been appointed as our independent sales representative for a territory consisting of fourteen U.S. states, in which they will negotiate sales of several of our product lines to a variety of retail outlets and distributors, including our CBD-infused beverages under the HEMPd brand, hempseed extract-infused beverages under the Rocky Mountain and Rocky Mountain High Brands, CBD-infused wellness products under the HEMPd brand, and Spirit brand water.

Carlin Group will be compensated based on a commission for products sold, and will not sell any competitive products during the term of the Agreement. The Agreement will run for successive year-to-year terms, and may be terminated by either party on thirty days’ written notice.

The foregoing is a summary of the material terms of the Agreement. The Agreement, which is filed herewith as Exhibit 10.1, should be reviewed in its entirety for additional information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Broker Agreement with Carlin Group

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: June 18, 2019

By: /s/ Michael R. Welch

Michael R. Welch

President and Chief Executive Officer

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